Item 77 C  Matters Submitted to a Vote of Security Holders

EXHIBIT

On June 5, 2009, the Company held a Special Meeting of Shareholders for the Post-Venture Fund (now known as the Absolute Return Fund) and the Technology Fund (now known as the Market Neutral Fund) for the following purposes:  (i) to approve a new investment advisory agreement for each Fund with Van Wagoner Capital Management, Inc.; (ii) to approve new investment subadvisory agreements for each Fund with several different subadvisers; (iii) to approve, subject to the provision of relief by the SEC, a “managers of managers” structure for the Funds; (iv) to approve a change in the classification of each Fund from “diversified” to “non-diversified”; and (v) to approve the elimination of the fundamental investment policy on industry concentration for each Fund.

Post-Venture Fund

Proposal 1:

To approve a new investment advisory agreement between the Fund and Van Wagoner Capital Management, Inc. (“VWMC”)

For

Against

Abstain

361,578

7,223

8,108

95.93%

1.92%

2.15%

Proposal 2a:

To approve a new investment subadvisory agreement between the Fund and AlphaStream Capital Management, LLC

For

Against

Abstain

360,690

7,888

8,329

95.70%

2.09%

2.21%

Proposal 2b:

To approve a new investment subadvisory agreement between the Fund and Sage Capital Management, LLC

For

Against

Abstain

360,950

7,628

8,329

95.77%

2.02%

2.21%

Proposal 2c:

To approve a new investment subadvisory agreement between the Fund and Ten Asset Management

For

Against

Abstain

360,690

7,628

8,589

95.70%

2.02%

2.28%

Proposal 2d:

To approve a new investment subadvisory agreement between the Fund and TWIN Capital Management, Inc.

For

Against

Abstain

360,868

7,365

8,675

95.74%

1.95%

2.30%

Proposal 2e:

To approve a new investment subadvisory agreement between the Fund and Zacks Investment Management

For

Against

Abstain

360,794

7,439

8,675

95.72%

1.97%

2.30%

Proposal 2f:

To approve a new investment subadvisory agreement between the Fund and Nakoma Capital Management, LLC

For

Against

Abstain

360,313

7,699

8,896

95.60%

2.04%

2.36%

Proposal 2g:

To approve a new investment subadvisory agreement between the Fund and Nicholas Investment Partners, L.P.

For

Against

Abstain

360,647

7,365

8,896

95.69%

1.95%

2.36%

Proposal 2h:

To approve a new investment subadvisory agreement between the Fund and Simran Capital Management, LLC

For

Against

Abstain

360,869

7,450

8,589

95.74%

1.98%

2.28%

Proposal 2i:

To approve a new investment subadvisory agreement between the Fund and Sunnymeath Asset Management, Inc.

For

Against

Abstain

360,534

7,699

8,675

95.66%

2.04%

2.30%

Proposal 2j:

To approve a new investment subadvisory agreement between the Fund and SSI Investment Management, Inc.

For

Against

Abstain

360,608

7,625

8,675

95.68%

2.02%

2.30%

Proposal 3:

To approve, subject to the provision of relief by the Securities and Exchange Commission, a “managers of managers” structure for your Fund that would allow VWCM and the Fund to enter into and materially amend subadvisory agreements for the Fund without obtaining shareholder approval.

For

Against

Abstain

360,794

7,439

8,675

95.72%

1.97%

2.30%

Proposal 4:

To approve a change of the classification of the Fund from diversified to non-diversified.

For

Against

Abstain

360,965

7,046

8,896

98.77%

1.87%

2.36%

Proposal 5:

To approve the elimination of the fundamental investment policy on industry concentration.

For

Against

Abstain

361,059

6,972

8,896

95.79%

1.85%

2.36%

The following report on the voting record for shareholders of the Technology Fund with respect to each proposal was then presented:

Technology Fund

Proposal 1:

To approve a new investment advisory agreement between the Fund and Van Wagoner Capital Management, Inc. (“VWMC”)

For

Against

Abstain

189,131

2,881

9,468

93.87%

1.43%

4.70%

Proposal 2a:

To approve a new investment subadvisory agreement between the Fund and AlphaStream Capital Management, LLC

For

Against

Abstain

188,949

3,062

9,468

93.78%

1.52%

4.70%

Proposal 2b:

To approve a new investment subadvisory agreement between the Fund and Sage Capital Management, LLC

For

Against

Abstain

188,830

3,182

9,468

93.72%

1.68%

4.70%

Proposal 2c:

To approve a new investment subadvisory agreement between the Fund and Ten Asset Management

For

Against

Abstain

188,368

3,644

9,468

93.49%

1.81%

4.70%

Proposal 2d:

To approve a new investment subadvisory agreement between the Fund and TWIN Capital Management, Inc.

For

Against

Abstain

188,403

3,609

9,468

93.31%

1.79%

4.70%

Proposal 2e:

To approve a new investment subadvisory agreement between the Fund and Zacks Investment Management

For

Against

Abstain

188,522

3,489

9,468

93.66%

1.93%

4.70%

Proposal 3:

To approve, subject to the provision of relief by the Securities and Exchange Commission, a “managers of managers” structure for your Fund that would allow VWCM and the Fund to enter into and materially amend subadvisory agreements for the Fund without obtaining shareholder approval.

For

Against

Abstain

188,669

3,343

9,468

93.64%

1.66%

4.70%

Proposal 4:

To approve a change of the classification of the Fund from diversified to non-diversified.

For

Against

Abstain

188,669

3,343

9,468

93.64%

1.66%

4.70%

Proposal 5:

To approve the elimination of the fundamental investment policy on industry concentration.

For

Against

Abstain

188,704

3,308

9,468

93.66%

1.64%

4.70%

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